AMENDED AND RESTATED           EXHIBIT 4.1
                          CERTIFICATE OF INCORPORATION

                                       OF

                           THERMO ELECTRON CORPORATION

             THERMO ELECTRON CORPORATION, a corporation organized and existing under the laws of the State of Delaware, hereby certifies as follows:

             1. The name of the Corporation is Thermo Electron Corporation, and the name under which the Corporation was originally incorporated is Thermo Electron Engineering Corporation. The date of filing of its original Certificate of Incorporation with the Secretary of State was October 11, 1960. A Restated Certificate of Incorporation was filed with the Secretary of State on February 5, 1981.

             2. That Article FOURTH of the Restated Certificate of Incorporation of the Corporation, as restated on February 5, 1981, and as subsequently amended, is hereby further amended to increase the number of authorized shares of the Corporation's Common Stock, $1.00 par value per share, from 100 million shares to 175 million shares and that such amendment is hereby effected by deleting said Article in its entirety and inserting the following in substitution therefor:

             "FOURTH: The total number of shares of stock which the Corporation shall have authority to issue is: (a) One Hundred Seventy-Five Million (175,000,000) shares of Common Stock of the par value of $1.00 per share, the holders of which shall have one vote for each share so held, and (b) Fifty Thousand (50,000) shares of Preferred Stock of the par value of $100 per share, to be issued in such classes, including one or more series within such class, and to possess such specific terms including dividend rates, conversion prices, voting rights, redemption prices, maturity dates and other special rights, preferences, qualifications, limitations, and restrictions thereof, as shall be determined in the resolution or resolutions providing for the issue of such Preferred Stock adopted by the Board of Directors from time to time."

             3. That the Board of Directors of the Corporation at a meeting held on April 6, 1994, duly adopted the following resolutions:

             RESOLVED: That it is in the best interests of the
                       Corporation that the authorized common stock, $1.00 par value, of the Corporation be increased to 175 million shares, and that, upon the approval of such increase by the Corporation's Stockholders, that the Corporation's Restated Certificate of Incorporation be amended and

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                       restated to reflect such approval, and that the
                       proper officers of the Corporation be, and each of them hereby is, authorized, empowered and directed to execute on behalf of the Corporation an Amended and Restated Certificate of Incorporation to reflect such increase and restatement, and to file, or cause to be filed, such Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware.

             FURTHER
             RESOLVED: That the Board of Directors recommend to the
                       Stockholders for approval at the Annual Meeting of Stockholders to be held on Tuesday, May 24, 1994 the increase in authorized shares of the Corporation's common stock to 175 million shares.

             4. That, on May 24, 1994, at the Corporation's Annual Meeting of Stockholders, the amendment to the Corporation's Restated Certificate of Incorporation was duly adopted by the affirmative vote of Stockholders of the Corporation holding in excess of 66-2/3% of the shares of Common Stock, $1.00 par value per share, of the Corporation in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware and Article ELEVENTH of the Corporation's Restated Certificate of Incorporation.

             5. Except as set forth above, this Amended and Restated Certificate of Incorporation only restates and integrates and does not further amend the provisions of the Restated Certificate of Incorporation of this Corporation as heretofore amended or supplemented and there is no discrepancy between those provisions and the provisions of this Restated Certificate of Incorporation. This Amended and Restated Certificate of Incorporation was duly adopted pursuant to Section 245 of the General Corporation Law of the State of Delaware.

             6. The text of the Restated Certificate of Incorporation as amended or supplemented heretofore is hereby amended and restated to read as herein set forth in full:

                              "AMENDED AND RESTATED

                          CERTIFICATE OF INCORPORATION

                                       OF

                           THERMO ELECTRON CORPORATION

             FIRST:    The name of the Corporation is

                           THERMO ELECTRON CORPORATION



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             SECOND:   The registered office of the Corporation in the
        State of Delaware is to be located in the City of Wilmington, in the County of New Castle, in the State of Delaware. The name of its registered agent is The Corporation Trust Company whose address is No. 1209 Orange Street, in said city.

             THIRD:    The nature of the business of the Corporation and
        the objects or purposes proposed to be transacted, promoted or carried on by it are:

             (1) To design, manufacture, buy, sell, trade, import, export, or otherwise deal in heat engines or other power and energy sources and in materials and items in any way related thereto;

             (2) To invent and foster the invention of and carry on research and development programs with respect to heat engines and other power and energy sources and materials and items in any way related thereto;

             (3) To publish or cause to be published or to assist in the publication of books, pamphlets, magazines, articles, papers and other publications in the furtherance of or related to or connected with any of the purposes of the Corporation;

             (4) To apply for, register, introduce, develop, acquire, hold, use, exercise, operate, lease, deal in, dispose of, take or grant licenses or other rights with respect to, and in any and all ways exploit or turn to account inventions, improvements, processes, privileges, copyrights, patents, trade-marks, formulae, trade names and distinctive marks and similar rights of any and all kinds in relation to any of the purposes herein stated, and whether granted, registered or established by or under the laws of the United States of America or of any state, foreign country, authority or place;

             (5) To acquire, by purchase, subscription or otherwise, hold and dispose of all forms of securities, including stocks, bonds, debentures, notes, evidences of indebtedness, certificates of interest and other rights, choses in action, interests and obligations, whether issued or created by corporations, domestic or foreign, associations, partnerships, joint ventures, individuals, governments, states, municipalities or other political divisions or subdivisions; and to issue in exchange therefor shares of its own capital stock, bonds and other securities or obligations; and while the holder of any such securities, to posses and exercise in respect thereof any and all of the rights, powers and privileges of individual ownership or interest therein, including the right to vote thereon for any and all purposes and to consent or otherwise act with respect thereto;

             (6) To purchase, lease or otherwise acquire, hold, operate or develop, lease to others, sell or otherwise dispose of real

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        and personal property of every class and description, or any interest therein, and to any amount, in the State of Delaware or in any state or territory of the United States of America or in any foreign country, subject to the laws of any such state, territory or foreign country;

             (7) To borrow money and contract debts for any of the purposes of the Corporation, and to issue bonds, debentures, notes or other securities or obligations of any nature for moneys so borrowed or in payment for property acquired, and to secure the payment thereof, or of any debt contracted for such purposes, by mortgage upon or pledge or conveyance assignment in trust of the whole or any part of the property and franchises of the Corporation, real and personal, including securities and contract rights, whether at the time owned or thereafter acquired; to confer on the holder of any debt or obligation of the Corporation, secured or unsecured, the right to convert the principal thereof into stock of the Corporation; to loan money with or without collateral, in furtherance of any of the purposes of the Corporation; and to guarantee any obligation for the payment of money or the performance of any contract by any corporation, association, partnership, joint venture or individual; but all only to such extent as a corporation organized under the General Corporation Law of the State of Delaware may at the time lawfully do;

             (8) To purchase or otherwise acquire shares of its own capital stock, to hold any stock acquired by the Corporation, and, to such extent and in such manner and upon such terms as the directors shall determine, subject to the By-Laws of the Corporation, to reissue, sell or otherwise dispose of any such stock; provided it shall not use its funds or property for the purchase of its own shares of capital stock when such use would cause any impairment of its capital, nor shall any shares of its own capital stock belonging to it be voted upon directly or indirectly;

             (9) To transact its business and conduct its affairs, so far as permitted by law, in the State of Delaware, in other states of the Untied States of America, in the District of Columbia, in any of the territories, districts, protectorates, dependencies or insular or other possessions of the United States of America, or in any foreign countries;

             (10) To acquire all or any part of the goodwill, rights, property, privileges, franchises and business of any other person, entity, partnership, joint venture, association or corporation heretofore or hereafter engaged in any business similar to any business which the Corporation has power to conduct; to pay for the same in cash or in stocks, bonds, debentures, notes or other securities or obligations of the Corporation or otherwise; to hold, utilize and in any manner dispose of the whole or any part of the rights and property so acquired; and to assume, in connection therewith, any liability

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        of any such person, entity, partnership, joint venture,
        association or corporation; and to conduct in any lawful manner the whole or any part of the business thus acquired;

             (11) To carry out all or any part of the foregoing purposes and objects as principal, factor, agent, contractor, or otherwise, either alone or in conjunction with any person, firm, joint venture, association or corporation; and in carrying on its business and for the purpose of attaining or furthering any of its objects, to make and perform contracts of any kind and description, to aid in any manner any person, corporation, association, partnership, joint venture or individual in the welfare of which the Corporation shall have any interest, and to do anything and everything necessary, suitable, convenient or proper for the accomplishment of any of the purposes, or the attainment of any one or more of the objects herein enumerated or incidental to the powers herein specified, or which shall at any time appear conducive to or expedient for the accomplishment of any of the purposes or for the attainment of any of the objects hereinbefore enumerated, so far as, and to the extent and subject to compliance with such conditions and requirements, that the same may lawfully be done and performed by a corporation organized under the General Corporation Law of the State of Delaware, but not otherwise.

             The foregoing clauses of this Article THIRD shall be construed as stating powers as well as objects and purposes, in furtherance and not in limitation of the general powers conferred upon the Corporation by the laws of the State of Delaware or of the United States, whether expressly or impliedly by reasonable construction of such laws, and whether the same be now or hereafter in effect. It is the intention that the objects, purposes and powers specified in each of said clauses shall be in no wise limited or restricted by reference to or inference from the terms of any other clause, but that the objects, purposes and powers specified in each of the clauses of this Article shall be regarded as independent objects, purposes and powers.

             FOURTH:   The total number of shares of stock which the
        Corporation shall have authority to issue is: (a) One Hundred Seventy-Five Million (175,000,000) shares of Common Stock of the par value of $1.00 per share, the holders of which shall have one vote for each share so held, and (b) Ten Thousand (10,000) shares of Preferred Stock of the par value of $100 per share, to be issued in such classes, including one or more series within such class, and to possess such specific terms including dividend rates, conversion prices, voting rights, redemption prices, maturity dates and other special rights, preferences, qualifications, limitations, and restrictions thereof, as shall be determined in the resolution or resolutions providing for the issue of such Preferred Stock adopted by the Board of Directors from time to time, and (c) Forty Thousand (40,000) shares of Series A Junior Participating Preferred Stock of the par value of


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        $100 per share, the relative rights, preferences and limitations of which are as follows:

                  Section 1. Designation and Amount. The shares of such series shall be designated as "Series A Junior Participating Preferred Stock" (the "Series A Preferred Stock") and the number of shares constituting the Series A Preferred Stock shall be 40,000. Such number of shares may be increased or decreased by resolution of the Board of Directors; provided, that no decrease shall reduce the number of shares of Series A Preferred Stock to a number less than the number of shares then outstanding plus the number of shares reserved for issuance upon the exercise of outstanding options, rights or warrants or upon the
             conversion of any outstanding securities issued by the Corporation convertible into Series A Preferred Stock.

                  Section 2.     Dividends and Distributions.

                       (A) Subject to the rights of the holders of any shares of any series of Preferred Stock (or any similar stock) ranking prior and superior to the Series A Preferred Stock with respect to dividends, the holders of shares of Series A Preferred Stock, in preference to the holders of Common Stock, par value $1.00 per share (the "Common Stock"), of the Corporation, and of any other junior stock, shall be entitled to receive, when, as and if declared by the Board of Directors out of funds of the Corporation legally available for the payment of dividends, quarterly dividends payable in cash on March 31, June 30, September 30 and December 31 in each year (each such date being referred to herein as a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series A Preferred Stock, in an amount per share (rounded to the nearest cent) equal to the greater of (a) $1 or (b) subject to the provision for adjustment hereinafter set forth, 1,000 times the aggregate per share amount of all cash dividends, and 1,000 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions, other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock since the immediately preceding Quarterly Dividend Payment Date or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series A Preferred Stock. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision, combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the

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             amount to which holders of shares of Series A Preferred
             Stock were entitled immediately prior to such event under the clause (b) of the preceding sentence shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

                       (B) The Corporation shall declare a dividend or distribution on the Series A Preferred Stock as provided in paragraph (A) of this Section immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock) and the Corporation shall pay such dividend or distribution on the Series A Preferred Stock before the dividend or distribution declared on the Common Stock is paid or set apart; provided that, in the event no dividend or distribution shall have been declared on the Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $1 per share on the Series A Preferred Stock shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date.

                       (C)  Dividends shall begin to accrue and be
             cumulative on outstanding shares of Series A Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case the dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series A Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series A Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Series A Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be not more than 60 days prior to the date fixed for the payment thereof.

                  Section 3. Voting Rights. The holders of shares of Series A Preferred Stock shall have the following voting rights:


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                       (A)  Subject to the provision for adjustment
             hereinafter set forth, each share of Series A Preferred Stock shall entitle the holder thereof to 1,000 votes on all matters submitted to a vote of the stockholders of the Corporation. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision, combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the number of votes per share to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

                       (B) Except as otherwise provided herein or by law, the holders of shares of Series A Preferred Stock and the holders of shares of Common Stock shall vote together as one class on all matters submitted to a vote of stockholders of the Corporation.

                       (C)  (i)   If any time dividends on any Series A
             Preferred Stock shall be in arrears in an amount equal to six quarterly dividends thereon, the holders of the Series A Preferred Stock, voting as a separate series from all other series of Preferred Stock and classes of capital stock, shall be entitled to elect two members of the Board of Directors in addition to any Directors elected by any other series, class or classes of securities and the authorized number of Directors will automatically be increased by two. Promptly thereafter, the Board of Directors of this Corporation shall, as soon as may be practicable call a special meeting of holders of Series A Preferred Stock for the purpose of electing such members of the Board of Directors. Said special meeting shall in any event be held within 45 days of the occurrence of such arrearage.

                            (ii)   During any period when the holders of
             Series A Preferred Stock, voting as a separate series, shall be entitled and shall have exercised their right to elect two Directors, then and during such time as such right continues (a) the then authorized number of Directors shall be increased by two, and the holders of Series A Preferred Stock, voting as a separate series, shall be entitled to elect the additional Director so provided for, and (b) each such additional Director shall not be a member of any existing class of the Board of Directors, but shall serve until the next annual meeting of stockholders for the election of Directors, or until his successor shall be elected and shall qualify, or until his right to hold such

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             office terminates pursuant to the provisions of this Section
             3(C).

                            (iii)   A Director elected pursuant to the
             terms hereof may be removed with or without cause by the holders of Series A Preferred Stock entitled to vote in an election of such Director.

                            (iv) If, during any interval between annual meetings of stockholders for the election of Directors and while the holders of Series A Preferred Stock shall be entitled to elect two Directors, there is no such Director in office by reason of resignation, death or removal, then, promptly thereafter, the Board of Directors shall cause a special meeting of the holders of Series A Preferred Stock for the purpose of filling such vacancy and such vacancy shall be filled at such special meeting. Such special meeting shall in any event be held within 45 days of the occurrence of such vacancy.

                            (v)   At such time as the arrearage is fully
             cured, and all dividends accumulated and unpaid on any shares of Series A Preferred Stock outstanding are paid, and, in addition thereto, at least one regular dividend has been paid subsequent to curing such arrearage, the term of office of any Director elected pursuant to this Section 3(C), or his successor, shall automatically terminate, and the authorized number of Directors shall automatically decrease by two, the rights of the holders of the shares of the Series A Preferred Stock to vote as provided in this
             Section 3(C) shall cease, subject to renewal from time to time upon the same terms and conditions, and the holders of shares of the Series A Preferred Stock shall have only the limited voting rights elsewhere herein set forth.

                       (D) Except as set forth herein, or as otherwise provided by law, holders of Series A Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for taking any corporate action.

                  Section 4.     Certain Restrictions.

                       (A)  Whenever quarterly dividends or other
             dividends or distributions payable on the Series A Preferred Stock as provided in Section 2 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series A Preferred Stock outstanding shall have been paid in full, the Corporation shall not:

                            (i)   declare or pay dividends, or make any
             other distributions, on any shares of stock ranking junior

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             (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock;

                            (ii)   declare or pay dividends, or make any
             other distributions, on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock, except dividends paid ratably on the Series A Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

                            (iii)   redeem or purchase or otherwise
             acquire for consideration shares of any stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock, provided that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such junior stock in exchange for shares of any stock of the Corporation ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the Series A Preferred Stock; or

                            (iv)   redeem or purchase or otherwise
             acquire for consideration any shares of Series A Preferred Stock, or any shares of stock ranking on a parity with the Series A Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

                       (B)  The Corporation shall not permit any
             subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under paragraph
             (A) of this Section 4, purchase or otherwise acquire such shares at such time and in such manner.

                  Section 5. Reacquired Shares. Any shares of Series A Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and canceled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock subject to the conditions and restrictions on issuance set forth herein or in any other Certificate of Designations creating a series of Preferred Stock or any similar stock or as otherwise required by law.

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                  Section 6.     Liquidation, Dissolution or Winding Up.

                       (A) Upon any liquidation, dissolution or winding up of the Corporation, no distribution shall be made (1) to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock unless, prior thereto, the holders of shares of Series A Preferred Stock shall have received $100 per share, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment, provided that the holders of shares of Series A Preferred Stock shall be entitled to receive an aggregate amount per share, subject to the provision for adjustment hereinafter set forth, equal to 1,000 times the aggregate amount to be distributed per share to holders of shares of Common Stock, or (2) to the holders of shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock, except distributions made ratably on the Series A Preferred Stock and all such parity stock in proportion to the total amounts to which the holders of all such shares are entitled upon such liquidation, dissolution or winding up.

                       (B) Neither the consolidation, merger or other business combination of the Corporation with or into any other corporation nor the sale, lease, exchange or conveyance of all or any part of the property, assets or business of the Corporation shall be deemed to be a liquidation, dissolution or winding up of the Corporation for purposes of this Section 6.

                       (C) In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision, combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the aggregate amount to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event under the proviso in clause (1) of paragraph (A) of this Section 6 shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

                  Section 7.     Consolidation, Merger, etc.
             Notwithstanding anything to the contrary contained herein, in case the Corporation shall enter into any consolidation, merger, combination or other transaction in which the shares

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             of Common Stock are exchanged for or changed into other
             stock or securities, cash and/or any other property, then in any such case each share of Series A Preferred Stock shall at the same time be similarly exchanged or changed into an amount per share, subject to the provision for adjustment hereinafter set forth, equal to 1,000 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged.
             In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision, combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series A Preferred Stock shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

                  Section 8. No Redemption. The shares of Series A Preferred Stock shall not be redeemable.

                  Section 9. Rank. The Series A Preferred Stock shall rank, with respect to the payment of dividends and the distribution of assets, junior to all series of any other class of the Preferred Stock issued either before or after the issuance of the Series A Preferred Stock, unless the terms of such series shall provide otherwise.

                  Section 10. Amendment. The Certificate of Incorporation of the Corporation shall not be amended in any manner which would materially alter or change the powers, preferences or special rights of the Series A Preferred Stock so as to affect them adversely without the affirmative vote of the holders of at least two-thirds of the outstanding shares of Series A Preferred Stock, voting together as a single class.

                  Section 11. Fractional Shares. Series A Preferred Stock may be issued in fractions of a share which shall entitle the holder, in proportion to such holder's fractional shares, to exercise voting rights, receive dividends, participate in distributions and have the benefit of all other rights of holders of Series A Preferred Stock.

             FIFTH:    The minimum amount of capital with which the
        Corporation will commence business is one thousand dollars
        ($1,000.00).

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             SIXTH:    The names and places of residence of each of the
        incorporators are as follows:

                      Name                          Residence
                      ----                          ---------


        David Simon                     310 East 71st Street
                                        New York 21, N.Y.


        Lawrence Nirenstein             135-10 Grand Central Parkway,
                                        Kew Gardens, N.Y.

        David D. Brown, III             1350 Madison Avenue
                                        New York 28, N.Y.



             SEVENTH:  The Corporation is to have perpetual existence.

             EIGHTH:   The private property of the stockholders shall not
        be subject to the payment of corporate debts to any extent whatever.

             NINTH:    The following provisions are inserted for the
        management of the business and for the conduct of the affairs of the Corporation, and for further definition, limitation and regulation of the powers of the Corporation and of its directors and stockholders:

             (1) Directors need not be stockholders. Election of directors need not be by ballot except only as the By-Laws may so provide. Vacancies may be filled by the Board of Directors or by the stockholders as shall be provided in the By-Laws.

             (2) The Board of Directors shall have power to make, alter, amend and repeal the By-Laws of the Corporation, subject only to such limitations, if any, as may from time to time be imposed by law or by the By-Laws.

             (3) Subject to any provision of the By-Laws, the Board of Directors shall have power from time to time to determine whether, to what extent, at what times and places and under what conditions and regulations the accounts, books and papers of the Corporation (other than the stock ledger), or any of them, shall be open to the inspection of the stockholders; and no stockholder shall have any right to inspect any account, book or paper of the Corporation except as conferred by statute or authorized by the By-Laws or by the Board of Directors.

             (4) No contract or other transaction between the Corporation and any other corporation shall be void or voidable because of the fact that any director of the Corporation is a

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        director, officer, stockholder or creditor of such other
        corporation, if such contract or other transaction shall be approved or ratified by the affirmative vote of a majority of the directors present at a meeting of the Board of Directors or any committee of the Corporation having authority in the premises, who are not so interested. Any director, individually, or any firm of which any director is a partner may be a party to or may be interested in any contract or other transaction of the Corporation if such contract or other transaction shall be approved or ratified by the affirmative vote of a majority of the directors present at a meeting of the Board of Directors or any committee of the Corporation having authority in the premises, who are not so interested. No director shall be liable to account to the Corporation for any profit realized by him from or through any such contract or other transaction of the Corporation ratified or approved as aforesaid, by reason of his interest in such contract or other transaction. Directors so interested may be counted when present at meetings of the Board of Directors or of such committee for the purpose of determining the existence of a quorum. Any director whose interest in any such contract or other transaction arises solely by reason of the fact that he is a director, officer, stockholder or creditor of such other corporation, or solely by reason of the fact that he is a partner, officer or creditor of such firm, when such contract or other transaction is made or carried out by officers or employees of the Corporation in the ordinary performance of their duties and without the actual participation of such director, shall not be deemed interested in such contract or other transaction under any of the provisions of this Paragraph (4), nor shall any such contract or other transaction be void or voidable, nor shall any such director be liable to account because of such interest, nor need any such interest be disclosed.

             (5) Any contract, transaction or act of the Corporation or the Board of Directors or of any committee which shall be ratified by a majority of a quorum of the stockholders entitled to vote at any annual meeting, or at any special meeting called for the purpose, shall be as valid and binding as though ratified by every stockholder of the Corporation; provided, however that any failure of the stockholders to approve or ratify such contract, transaction or act, when and if submitted, shall not of itself be deemed in anyway to invalidate the same or to deprive the Corporation, its directors or officers, of their right to proceed with such contract, transaction or act.

             (6) The Board of Directors shall have power from time to time to fix and determine and to vary the amount to be reserved as working capital, and, before the payment of any dividends or the making of any distribution of profits, it may set aside out of the net profits of the Corporation such sum or sums as it may, from time to time and in its absolute discretion think proper as additional working capital, or to meet contingencies, or for such corporate purpose as the Board shall think conducive to the interests of the Corporation, subject only to such limitations,

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        if any, as the By-Laws of the Corporation may from time to time impose.

             (7) (a) The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (except as otherwise provided herein), by reason of the fact that he is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

                  (b) In the case of any action or suit by or in the right of the Corporation to procure a judgment in its favor, no indemnification shall be made (i) except for expenses (including attorneys' fees) or (ii) in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

                  (c) To the extent that a director or officer of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) or (b), or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

                  (d) Any indemnification under subsections (a) or (b) (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director or officer is proper in the circumstances because he has met the applicable standard of conduct set forth in subsection (a) and (b). Such determination shall be (i) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, (ii) if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (iii) by the stockholders.

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                  (e)  Expenses incurred in defending a civil or criminal
        action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized in this section.

                  (f) The indemnification and advancement of expenses provided by this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors and administrators of such person.

             (8) The Board of Directors shall have the power to establish stock option, bonus, profit-sharing, pension or other types in incentive, compensation or benefit plans for the employees (including officers and directors) of the Corporation and to fix the terms thereof and to determine the persons to participate in any such plans and the amounts of their respective participations, if any.

             (9) (a) If any Person (an "Acquiring Person") (i) who acquired any Common Stock pursuant to a Tender Offer becomes the beneficial owner, directly or indirectly, of more than 50% of the outstanding Common Stock or (ii) who is the beneficial owner, directly or indirectly, of more than 50% of the outstanding Common Stock becomes the beneficial owner, directly or indirectly, of any additional shares of Common Stock pursuant to a Tender Offer, each person who is then a Holder of Common Stock, other than the Acquiring Person or a transferee of the Acquiring Person shall have the right to have the Common Stock held by him or her redeemed by the Corporation unless the Corporation, acting through a majority of its Board of Directors, shall have recommended that the Tender Offer be accepted, as contemplated in clause (c).

                  (b)  For the purposes of this Section 9:

                       (i)   Person shall mean an individual,
             corporation, partnership, trust or other entity. When two or more persons act as a partnership, limited partnership, syndicate or other group for the purpose of acquiring Common Stock, the partnership, syndicate or group shall be deemed a "Person".

                       (ii)   A person shall be deemed to own
             beneficially all Common Stock with respect to which that person has the capability to control or influence the voting

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             power or which that person has the immediate or future right to acquire, directly or indirectly, pursuant to agreements, through the exercise of options, warrants or rights or through the conversion of convertible securities or otherwise. All Common Stock which that person has the right to acquire shall be deemed to be outstanding, but Common Stock which any other person has the right to acquire shall not be deemed to be outstanding.

                       (iii) A Holder on any date shall mean a person who is the record owner of Common Stock on that date or who becomes the record owner of Common Stock within 30 days after that date pursuant to the exercise of an option, right or warrant outstanding on that date or the conversion of convertible securities outstanding on that date.

                       (iv) Tender Offer shall mean an offer to acquire shares for cash, securities or any other consideration or an acquisition pursuant to a request or invitation for tender.

                  (c) Within 10 days after any Person makes a Tender Offer, the Corporation, acting through its Board of Directors, shall determine whether to recommend to the Holders acceptance of the Tender Offer. If the Corporation fails so to recommend acceptance, within 20 days after the Corporation receives notice that any Person has become an Acquiring Person, the Corporation shall advise each person who, on the date the person became an Acquiring Person, was a Holder or a potential Holder (by first class mail, postage prepaid, at the address shown on the records of the Corporation) of the right to have his or her shares redeemed and the procedures for such redemption. In the event that the Corporation fails to give notice as required by this clause (c), any Holder may serve written demand upon the Corporation to give such notice. If within 20 days after the receipt of written demand the Corporation fails to give the required notice, that Holder may at the expense and on behalf of the Corporation take such reasonable action as may be appropriate to give notice or to cause notice to be given pursuant to this clause (c). The Directors of the Corporation shall designate a redemption agent (the "Redemption Agent"), which shall be a corporation or association (i) organized and doing business under the laws of the United States of America or any State, (ii) subject to supervision or examination by Federal or State authority, (iii) having combined capital and surplus of at least $5,000,000 and (iv) having the power to exercise corporate trust powers. For a period of 30 days from the date of the mailing of the notice to the Holders and potential Holders, any Holder may, at his or her option, deposit with the Redemption Agent certificates representing all or less than all shares of Common Stock held of record by him or her and written notice that the Holder elects to have those shares redeemed pursuant to this
        Section 9. Redemption shall be deemed to have been effected at the close of business on the day such certificates are deposited in proper form with the Redemption Agent. The Corporation shall

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        promptly deposit in trust with the Redemption Agent cash in an amount equal to the Aggregate Redemption Price of all of the Common Stock deposited with the Redemption Agent for purposes of redemption. As soon as practicable after receipt by the Redemption Agent of the cash deposited by the Corporation referred to in this clause (c), the Redemption Agent shall issue its checks payable to the order of the Holders entitled to receive the Redemption Price of the Common Stock in respect of which such case deposit was made.

                  (d) The Redemption Price shall be the greater of the following amounts:

                       (i) The highest price per share, including any commission paid to brokers or dealers, at which shares of Common Stock held by the Acquiring Person were acquired pursuant to a Tender Offer within 18 months prior to the notice to Holders referred to in clause (c). If the consideration paid in any such acquisition of Common Stock consisted, in whole or part, of consideration other than cash, the Board of Directors of the Corporation shall take such action, as in its judgment it deems appropriate, to establish the cash value of such consideration, but the value shall not be less than the cash value, if any, ascribed to such consideration by the Acquiring Person.

                       (ii) The book value per share of Common Stock, as determined in accordance with generally accepted accounting principles and as reflected in any published report by the Corporation as at the fiscal-year quarter ending immediately preceding the notice to Holders referred to in clause (c).

             TENTH:    No stockholder of this Corporation shall have any
        preemptive right to purchase or subscribe for any part of any new or additional issue of stock, convertible securities, warrants or options, whether now or hereafter authorized and whether to be issued for money, property, services or otherwise.

             ELEVENTH: A.   Except as otherwise provided by Paragraph B
        of this Article ELEVENTH, the votes of the holders of 66-2/3% of the shares of stock then entitled to vote for the election of directors of the Corporation ("Voting Stock") shall be required for any of the following actions:

                  (1) merge the Corporation into another corporation or other business entity;

                  (2) merge another corporation or other business entity into the Corporation;

                  (3) consolidate with another corporation or other business entity;

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                  (4)  sell, exchange, lease or otherwise transfer all or
                       substantially all of the Corporation's assets to any other person;

                  (5)  dissolve;

                  (6)  amend the Corporation's Certificate of
                       Incorporation; or

                  (7) amend the Corporation's By-laws or ratify the amendment thereof by the Corporation's Board of Directors.

                       B. If any corporation or other business entity, together with all affiliates thereof, owns beneficially, directly or indirectly, 25% or more of the outstanding Common Stock (a "Related Entity"), the vote of the holders of 85% of all shares of the Voting Stock exclusive of all shares the Voting Stock held by Related Entities shall be required for any of the following actions:

                  (1)  merge the Corporation into a Related Entity;

                  (2)  merge a Related Entity into the Corporation;

                  (3)  consolidate with a Related Entity;

                  (4) sell, exchange, lease or otherwise transfer all or substantially all of the Corporation's assets to a Related Entity;

                  (5) acquire an interest in a Related Entity through the issuance of the Corporation's stock, exchange of Corporation's assets or otherwise;

                  (6) enter into any agreement to take any of the actions contemplated by the immediately preceding clauses 1 through 5;

                  (7) any further amendment of the Corporation's Certificate of Incorporation relating to the actions contemplated by the immediately preceding clauses 1 through 6 or amendment of the Corporation's By-laws or ratify the amendment thereof by the Corporation's Board of Directors in such regard.

             For the purpose of this Article ELEVENTH, an "affiliate" of any entity shall be any person which controls, is controlled by or is under common control with that entity, and any officer or director of that entity or any other affiliate thereof and any person which owns beneficially, directly or indirectly, 10% or more of any class of equity securities of that entity or any other affiliate thereof.

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             TWELFTH:  The Corporation reserves the right to amend,
        alter, change or repeal any provision contained in this Certificate of Incorporation in the manner now or hereafter prescribed by law, and all rights conferred herein on stockholders are subject to this reserved power.

             THIRTEENTH:    No director of the Corporation shall be
        personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director; provided, however, that this provision shall not eliminate or limit the liability of a director to the extent provided by applicable law (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under section 174 of the General Corporation Law of the State of Delaware, or
        (iv) for any transaction from which the director derived an improper personal benefit. The foregoing provisions of this Article shall not eliminate the liability of a director for any act or omission occurring prior to the date on which this Article becomes effective. No amendment to or repeal of this Article shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal."




             IN WITNESS WHEREOF, said Thermo Electron Corporation has caused this certificate to be signed by George N. Hatsopoulos, its Chairman and President, and attested by Sandra L. Lambert, its Secretary, this 13th day of June, 1994.



                                      THERMO ELECTRON CORPORATION



                                      By:   George N. Hatsopoulos
                                            Chairman and President


        ATTEST:


        By: Sandra L. Lambert
            Secretary